Exhibit 10.2

FIRST AMENDMENT

TO

PROPERTY MANAGEMENT AND LEASING AGREEMENT

This FIRST AMENDMENT TO THE FIFTH AMENDED AND RESTATED PROPERTY MANAGEMENT AND LEASING AGREEMENT (the “Amendment”) is made and entered into as of this 25th day of June, 2008 by and among BEHRINGER HARVARD REIT I, INC., a Maryland corporation (“BH REIT”), BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership (“BH OP”), and HPT MANAGEMENT SERVICES LP, a Texas limited partnership (the “Manager”, and together with BH REIT and BH OP, the “Parties”).

WHEREAS, the Parties previously entered into that certain Fifth Amended and Restated Property Management and Leasing Agreement dated May 15, 2008 (the “Agreement”).

WHEREAS, the Parties desire to amend the Agreement to explain how Management Fees will be paid in respect of Properties owned by joint ventures and to decrease the amount of oversight fees payable to the Manager.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, do hereby agree, as follows:

1.             Defined Terms. Any term used herein that is not otherwise defined herein shall have the meaning ascribed to such term as provided in the Agreement.

2.             Amendment to Article I.  Article I of the Agreement is hereby amended by adding Sections 1.13, 1.14 and 1.15, as follows:

1.13         “Economic Interest Percentage” means the percentage of capital contributed directly or indirectly to the Joint Venture as compared with the total capital contributed to the Joint Venture by all of the owners of the Joint Venture as the percentage shall be calculated in good faith by the Owner.  Any in-kind contribution shall be considered in the calculation of the Economic Interest Percentage and valued at the fair market value of the contribution on the date of contribution as determined by the Owner.

1.14         “Joint Venture” means an investment in a legal organization formed to provide for the sharing of the risks and rewards in an enterprise co-owned and operated for mutual benefit by two or more business partners and established to acquire or hold Properties.

1.15         “Oversight Fee” has the meaning set forth in Section 5.1 hereof.

3.             Amendment to Section 5.1.  Section 5.1 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

5.1           Management Fees.  Owner shall pay Manager property management fees in an amount equal to three percent (3%) of Gross Revenues (the “Management Fee”) on a monthly basis from the income received from the Properties over the term of this Management Agreement.  Certain of these Properties may be owned by Joint Ventures.  When the Manager is not paid by the Joint Venture directly in respect of its services, the applicable Management Fee or Oversight Fee (as defined below) to be paid by the Owner will be calculated by multiplying the Management Fee by the Economic Interest Percentage owned directly or indirectly by the Owner in that Property. In the event that Owner contracts directly with a third-party property manager not affiliated with the Manager in respect of a Property for which the Owner, in its sole discretion, has the ability to appoint or hire the Manager, Owner shall pay Manager an oversight fee (“Oversight Fee”) equal to one-half of one percent (0.50%) of Gross Revenues.  In no event will Owner pay both a Management Fee and an Oversight Fee to Manager with respect to any Property.  If Manager subcontracts its responsibilities hereunder to another person or entity, Manager shall be solely responsible for the payment to the third party.  The Management Fee includes the reimbursement of the specified cost incurred by the Manger of engaging another person or entity to perform Manager’s responsibilities hereunder; provided, however, that Manager shall be responsible for payment of all amounts to these third parties.  Nothing herein shall prevent Manager from entering fee-splitting arrangements with third parties with respect to the Management Fee.

4.             Continuing Effect.  Except as otherwise set forth in this Amendment, the terms of the Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered.

5.             Counterparts.  The Parties agree that this Amendment has been or may be executed in several counterparts, each of which shall be deemed an original, and all counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first written above.

BEHRINGER HARVARD REIT I, INC.

By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate
Development & Legal

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP

By:	BHR, Inc.,
its general partner

	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate
Development & Legal

HPT MANAGEMENT SERVICES LP

By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate
Development & Legal